Pricing supplement to product supplement no. 4-I dated April 13, 2023, the prospectus and prospectus supplement, each dated April 13, 2023, and the prospectus addendum dated June 3, 2024
The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to completion dated February 10, 2026
February , 2026 Registration Statement Nos. 333-270004 and 333-270004-01; Rule 424(b)(2)
JPMorgan Chase Financial Company LLC
Structured Investments
Auto Callable Contingent Interest Notes Linked to the Common
Stock of Walmart Inc. due February 23, 2029
Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.
●The notes are designed for investors who seek a Contingent Interest Payment with respect to each monthly Interest
Review Date for which the closing price of one share of the Reference Stock is greater than or equal to 70.00% of the
Initial Value, which we refer to as the Interest Barrier.
●The notes will be automatically called if the closing price of one share of the Reference Stock on any quarterly Autocall
Review Date is greater than or equal to the Initial Value.
●The earliest date on which an automatic call may be initiated is May 18, 2026.
●Investors should be willing to accept the risk of losing a significant portion or all of their principal and the risk that no
Contingent Interest Payment may be made with respect to some or all Interest Review Dates.
●Investors should also be willing to forgo fixed interest and dividend payments, in exchange for the opportunity to receive
Contingent Interest Payments.
●The notes are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes.
●Minimum denominations of $1,000 and integral multiples thereof
●The notes are expected to price on or about February 17, 2026 and are expected to settle on or about February 20,
2026.
●CUSIP: 46660JXU1
Investing in the notes involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Selected Risk Considerations” beginning on page PS-7 of this pricing supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.
Price to Public (1) Fees and Commissions (2) Proceeds to Issuer
Per note $1,000 $ $
Total $ $ $
(1) See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the notes.
(2) J.P. Morgan Securities LLC, which we refer to as JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to other affiliated or unaffiliated dealers. In no event will these selling commissions exceed $8.00 per $1,000 principal amount note. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
If the notes priced today, the estimated value of the notes would be approximately $978.20 per $1,000 principal amount note. The estimated value of the notes, when the terms of the notes are set, will be provided in the pricing supplement and will not be less than $940.00 per $1,000 principal amount note. See “The Estimated Value of the Notes” in this pricing supplement for additional information.
The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

PS-1| Structured Investments
Auto Callable Contingent Interest Notes Linked to the Common Stock of Walmart Inc.
Key Terms
Issuer: JPMorgan Chase Financial Company LLC, a direct,
wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor: JPMorgan Chase & Co.
Reference Stock: The common stock of Walmart Inc., par
value $0.10 per share (Bloomberg ticker: WMT). We refer to
Walmart Inc. as “Walmart Inc.”.
Contingent Interest Payments:
If the notes have not been automatically called and the closing price of one share of the Reference Stock on any Interest
Review Date is greater than or equal to the Interest Barrier, you will receive on the applicable Interest Payment Date for each $1,000 principal amount note a Contingent Interest
Payment equal to at least $8.8333 (equivalent to a Contingent
Interest Rate of at least 10.60% per annum, payable at a rate of at least 0.88333% per month) (to be provided in the pricing supplement).
If the closing price of one share of the Reference Stock on
any Interest Review Date is less than the Interest Barrier, no
Contingent Interest Payment will be made with respect to that
Interest Review Date.
Contingent Interest Rate: At least 10.60% per annum, payable at a rate of at least 0.88333% per month (to be provided in the pricing supplement)
Interest Barrier/Trigger Value: 70.00% of the Initial Value
Pricing Date: On or about February 17, 2026
Original Issue Date (Settlement Date): On or about February
20, 2026
Interest Review Dates*: As specified under “Key Terms
Relating to the Interest Review Dates, Autocall Review Dates
and Interest Payment Dates” in this pricing supplement
Autocall Review Dates*: As specified under “Key Terms
Relating to the Interest Review Dates, Autocall Review Dates
and Interest Payment Dates” in this pricing supplement
Interest Payment Dates*: As specified under “Key Terms
Relating to the Interest Review Dates, Autocall Review Dates
and Interest Payment Dates” in this pricing supplement
Maturity Date*: February 23, 2029
Call Settlement Date*: If the notes are automatically called on any Autocall Review Date, the first Interest Payment Date immediately following that Autocall Review Date
* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to a Single Underlying — Notes
Linked to a Single Underlying (Other Than a Commodity Index)” and
“General Terms of Notes — Postponement of a Payment Date” in the
accompanying product supplement
Automatic Call:
If the closing price of one share of the Reference Stock on any
Autocall Review Date is greater than or equal to the Initial Value, the notes will be automatically called for a cash payment, for each $1,000 principal amount note, equal to (a) $1,000 plus
(b) the Contingent Interest Payment applicable to the Interest
Review Date corresponding to that Autocall Review Date,
payable on the applicable Call Settlement Date. No further
payments will be made on the notes.
Payment at Maturity:
If the notes have not been automatically called and the Final
Value is greater than or equal to the Trigger Value, you will receive a cash payment at maturity, for each $1,000 principal amount note, equal to (a) $1,000 plus (b) the Contingent
Interest Payment applicable to the final Review Date.
If the notes have not been automatically called and the Final
Value is less than the Trigger Value, your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + ($1,000 × Stock Return)
If the notes have not been automatically called and the Final
Value is less than the Trigger Value, you will lose more than
30.00% of your principal amount at maturity and could lose all of your principal amount at maturity.
Stock Return:
(Final Value – Initial Value)
Initial Value
Initial Value: The closing price of one share of the Reference
Stock on the Pricing Date
Final Value: The closing price of one share of the Reference
Stock on the final Review Date
Stock Adjustment Factor: The Stock Adjustment Factor is
referenced in determining the closing price of one share of
the Reference Stock and is set equal to 1.0 on the Pricing
Date. The Stock Adjustment Factor is subject to adjustment
upon the occurrence of certain corporate events affecting the
Reference Stock. See “The Underlyings — Reference Stocks —
Anti-Dilution Adjustments” and “The Underlyings — Reference
Stocks — Reorganization Events” in the accompanying product
supplement for further information.

PS-2| Structured Investments
Auto Callable Contingent Interest Notes Linked to the Common Stock of Walmart Inc.
Key Terms Relating to the Interest Review Dates, Autocall Review Dates and Interest Payment Dates
Interest Review Dates*: March 17, 2026, April 17, 2026, May
18, 2026, June 17, 2026, July 17, 2026, August 17, 2026,
September 17, 2026, October 19, 2026, November 17, 2026,
December 17, 2026, January 19, 2027, February 17, 2027,
March 17, 2027, April 19, 2027, May 17, 2027, June 17, 2027,
July 19, 2027, August 17, 2027, September 17, 2027, October
18, 2027, November 17, 2027, December 17, 2027, January
18, 2028, February 17, 2028, March 17, 2028, April 17, 2028,
May 17, 2028, June 20, 2028, July 17, 2028, August 17, 2028,
September 18, 2028, October 17, 2028, November 17, 2028,
December 18, 2028, January 17, 2029 and February 20, 2029
(the “final Review Date”)
Autocall Review Dates*: May 18, 2026, August 17, 2026,
November 17, 2026, February 17, 2027, May 17, 2027,
August 17, 2027, November 17, 2027, February 17, 2028,
May 17, 2028, August 17, 2028 and November 17, 2028
Interest Payment Dates*: March 20, 2026, April 22, 2026,
May 21, 2026, June 23, 2026, July 22, 2026, August 20,
2026, September 22, 2026, October 22, 2026, November 20,
2026, December 22, 2026, January 22, 2027, February 22,
2027, March 22, 2027, April 22, 2027, May 20, 2027, June
23, 2027, July 22, 2027, August 20, 2027, September 22,
2027, October 21, 2027, November 22, 2027, December 22,
2027, January 21, 2028, February 23, 2028, March 22, 2028,
April 20, 2028, May 22, 2028, June 23, 2028, July 20, 2028,
August 22, 2028, September 21, 2028, October 20, 2028,
November 22, 2028, December 21, 2028, January 22, 2029
and the Maturity Date
* Subject to postponement in the event of a market disruption event and as described under "General Terms of Notes — Postponement of a Determination Date — Notes Linked to a Single Underlying
— Notes Linked to a Single Underlying (Other Than a Commodity
Index)" and "General Terms of Notes — Postponement of a Payment
Date" in the accompanying product supplement

PS-3| Structured Investments
Auto Callable Contingent Interest Notes Linked to the Common Stock of Walmart Inc.
Supplemental Terms of the Notes
Any value of any underlier, and any values derived therefrom, included in this pricing supplement may be corrected, in the event of manifest error or inconsistency, by amendment of this pricing supplement and the corresponding terms of the notes.
Notwithstanding anything to the contrary in the indenture governing the notes, that amendment will become effective without consent of the holders of the notes or any other party.
How the Notes Work
Payments in Connection with Interest Review Dates Preceding the Final Review Date
Interest Review Dates Preceding the Final Review Date That Are Not Autocall Review Dates
Compare the closing price of one share of the Reference Stock to the Interest Barrier on each Interest Review Date that is not an Autocall Review Date until the final Review Date or any earlier automatic call. Refer to the second diagram if an Interest Review Date is also an Autocall Review Date.
The closing price of one share of the Reference
Stock is greater than or equal to the Interest Barrier.
You will receive a Contingent Interest Payment
on the applicable Interest Payment Date.
Proceed to the next Interest Review Date.
The closing price of one share of the Reference
Stock is less than the Interest Barrier.
No Contingent Interest Payment will be made with
respect to the applicable Interest Review Date.
Proceed to the next Interest Review Date.
Interest Review Dates That Are Also Autocall Review Dates
Compare the closing price of one share of the Reference Stock to the Initial Value and the Interest
Barrier on each Interest Review Date that is also an Autocall Review Date until any earlier automatic call.
Automatic Call
The closing price of one
share of the Reference
Stock is greater than or
equal to the Initial Value.
The notes will be automatically called on the applicable Call Settlement Date, and you will receive
(a) $1,000 plus (b) the Contingent Interest Payment applicable to that Interest Review Date.
No further payments will be made on the notes.
The closing price of one
share of the Reference
Stock is greater than or
equal to the Interest Barrier.
You will receive a Contingent Interest Payment
on the applicable Interest Payment Date.
Proceed to the next Interest Review Date.
Initial
Value
The closing price
of one share of the
Reference Stock is less
than the Initial Value.
No
Automatic
Call
The closing price of one share
of the Reference Stock is
less than the Interest Barrier.
No Contingent Interest Payment will be made with
respect to the applicable Interest Review Date.
Proceed to the next Interest Review Date.

PS-4| Structured Investments
Auto Callable Contingent Interest Notes Linked to the Common Stock of Walmart Inc.
Payment at Maturity If the Notes Have Not Been Automatically Called
Autocall Review
Dates Preceding the
Final Review Date
Final Review Date Payment at Maturity
.
.
The notes are not
automatically called.
The Final Value is greater than
or equal to the Trigger Value.
You will receive (a) $1,000 plus (b)
the Contingent Interest Payment
applicable to the final Review Date.
Proceed to maturity
The Final Value is less than the Trigger Value.
You will receive:
$1,000 + ($1,000 × Stock Return)
Under these circumstances, you will lose
some or all of your principal amount at
maturity.

PS-5| Structured Investments
Auto Callable Contingent Interest Notes Linked to the Common Stock of Walmart Inc.
Total Contingent Interest Payments
The table below illustrates the hypothetical total Contingent Interest Payments per $1,000 principal amount note over the term of the notes based on a hypothetical Contingent Interest Rate of 10.60% per annum, depending on how many Contingent
Interest Payments are made prior to automatic call or maturity. The actual Contingent Interest Rate will be provided in the pricing supplement and will be at least 10.60% per annum.
Number of Contingent
Interest Payments
Total Contingent
Interest Payments
36 $318.0000
35 $309.1667
34 $300.3333
33 $291.5000
32 $282.6667
31 $273.8333
30 $265.0000
29 $256.1667
28 $247.3333
27 $238.5000
26 $229.6667
25 $220.8333
24 $212.0000
23 $203.1667
22 $194.3333
21 $185.5000
20 $176.6667
19 $167.8333
18 $159.0000
17 $150.1667
16 $141.3333
15 $132.5000
14 $123.6667
13 $114.8333
12 $106.0000
11 $97.1667
10 $88.3333
9 $79.5000
8 $70.6667
7 $61.8333
6 $53.0000
5 $44.1667
4 $35.3333
3 $26.5000
2 $17.6667
1 $8.8333
0 $0.0000

PS-6| Structured Investments
Auto Callable Contingent Interest Notes Linked to the Common Stock of Walmart Inc.
Hypothetical Payout Examples
The following examples illustrate payments on the notes linked to a hypothetical Reference Stock, assuming a range of performances for the hypothetical Reference Stock on the Interest Review Dates and Autocall Review Dates. The hypothetical payments set forth below assume the following:
●an Initial Value of $100.00;
●an Interest Barrier and a Trigger Value of $70.00 (equal to 70.00% of the hypothetical Initial Value); and
●a Contingent Interest Rate of 10.60% per annum (payable at a rate of 0.88333% per month).
The hypothetical Initial Value of $100.00 has been chosen for illustrative purposes only and may not represent a likely actual Initial
Value.
The actual Initial Value will be the closing price of one share of the Reference Stock on the Pricing Date and will be provided in the pricing supplement. For historical data regarding the actual closing prices of one share of the Reference Stock, please see the historical information set forth under “The Reference Stock” in this pricing supplement.
Each hypothetical payment set forth below is for illustrative purposes only and may not be the actual payment applicable to a purchaser of the notes. The numbers appearing in the following examples have been rounded for ease of analysis.
Example 1 — Notes are automatically called on the first Autocall Review Date.
Date Closing Price Payment (per $1,000 principal amount note)
First Interest Review
Date
$105.00 $8.8333
Second Interest
Review Date
$110.00 $8.8333
Third Interest Review
Date (first Autocall
Review Date)
$110.00 $8.8333
Total Payment $1,026.50 (2.65% return)
Because the closing price of one share of the Reference Stock on the first Autocall Review Date, which is also the third Interest
Review Date, is greater than or equal to the Initial Value, the notes will be automatically called for a cash payment, for each $1,000 principal amount note, of $1,008.8333 (or $1,000 plus the Contingent Interest Payment applicable to the third Interest Review
Date), payable on the applicable Call Settlement Date. When added to the Contingent Interest Payments received with respect to the prior Interest Review Dates, the total amount paid, for each $1,000 principal amount note, is $1,026.50. No further payments will be made on the notes.
Example 2 — Notes have NOT been automatically called and the Final Value is greater than or equal to the
Trigger Value.
Date Closing Price Payment (per $1,000 principal amount note)
First Interest Review
Date
$95.00 $8.8333
Second Interest
Review Date
$85.00 $8.8333
Third through Thirty-
Fifth Interest Review
Dates
Less than Interest
Barrier
$0
Final Review Date $90.00 $1,008.8333
Total Payment $1,026.50 (2.65% return)
Because the notes have not been automatically called and the Final Value is greater than or equal to the Trigger Value, the payment at maturity, for each $1,000 principal amount note, will be $1,008.8333 (or $1,000 plus the Contingent Interest Payment applicable to the final Review Date). When added to the Contingent Interest Payments received with respect to the prior Interest
Review Dates, the total amount paid, for each $1,000 principal amount note, is $1,026.50.

PS-7| Structured Investments
Auto Callable Contingent Interest Notes Linked to the Common Stock of Walmart Inc.
Example 3 — Notes have NOT been automatically called and the Final Value is less than the Trigger Value.
Date Closing Price Payment (per $1,000 principal amount note)
First Interest Review
Date
$60.00 $0
Second Interest
Review Date
$65.00 $0
Third through Thirty-
Fifth Interest Review
Dates
Less than Interest
Barrier
$0
Final Review Date $60.00 $600.00
Total Payment $600.00 (-40.00% return)
Because the notes have not been automatically called, the Final Value is less than the Trigger Value and the Stock Return is
-40.00%, the payment at maturity will be $600.00 per $1,000 principal amount note, calculated as follows:
$1,000 + [$1,000 × (-40.00%)] = $600.00
The hypothetical returns and hypothetical payments on the notes shown above apply only if you hold the notes for their entire term or until automatically called. These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.
Selected Risk Considerations
An investment in the notes involves significant risks. These risks are explained in more detail in the “Risk Factors” sections of the accompanying prospectus supplement and product supplement and in Annex A to the accompanying prospectus addendum.
●YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS —
The notes do not guarantee any return of principal. If the notes have not been automatically called and the Final Value is less than the Trigger Value, you will lose 1% of the principal amount of your notes for every 1% that the Final Value is less than the
Initial Value. Accordingly, under these circumstances, you will lose more than 30.00% of your principal amount at maturity and could lose all of your principal amount at maturity.
●THE NOTES DO NOT GUARANTEE THE PAYMENT OF INTEREST AND MAY NOT PAY ANY INTEREST AT ALL —
If the notes have not been automatically called, we will make a Contingent Interest Payment with respect to an Interest Review
Date only if the closing price of one share of the Reference Stock on that Interest Review Date is greater than or equal to the
Interest Barrier. If the closing price of one share of the Reference Stock on that Interest Review Date is less than the Interest
Barrier, no Contingent Interest Payment will be made with respect to that Interest Review Date. Accordingly, if the closing price of one share of the Reference Stock on each Interest Review Date is less than the Interest Barrier, you will not receive any interest payments over the term of the notes.
●CREDIT RISKS OF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. —
Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the notes. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the notes. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.
●AS A FINANCE SUBSIDIARY, JPMORGAN FINANCIAL HAS NO INDEPENDENT OPERATIONS AND HAS LIMITED
ASSETS —
As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from
JPMorgan Chase & Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan Chase & Co. to meet our obligations under the notes. We are not a key operating subsidiary of
JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the notes as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the notes, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see the accompanying prospectus addendum.

PS-8| Structured Investments
Auto Callable Contingent Interest Notes Linked to the Common Stock of Walmart Inc.
●THE APPRECIATION POTENTIAL OF THE NOTES IS LIMITED TO THE SUM OF ANY CONTINGENT INTEREST
PAYMENTS THAT MAY BE PAID OVER THE TERM OF THE NOTES,
regardless of any appreciation of the Reference Stock, which may be significant. You will not participate in any appreciation of the Reference Stock.
●POTENTIAL CONFLICTS —
We and our affiliates play a variety of roles in connection with the notes. In performing these duties, our and JPMorgan
Chase & Co.’s economic interests are potentially adverse to your interests as an investor in the notes. It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the
accompanying product supplement.
●THE BENEFIT PROVIDED BY THE TRIGGER VALUE MAY TERMINATE ON THE FINAL REVIEW DATE—
If the Final Value is less than the Trigger Value and the notes have not been automatically called, the benefit provided by the
Trigger Value will terminate and you will be fully exposed to any depreciation of the Reference Stock.
●THE AUTOMATIC CALL FEATURE MAY FORCE A POTENTIAL EARLY EXIT —
If your notes are automatically called, the term of the notes may be reduced to as short as approximately three months and you will not receive any Contingent Interest Payments after the applicable Call Settlement Date. There is no guarantee that you would be able to reinvest the proceeds from an investment in the notes at a comparable return and/or with a comparable interest rate for a similar level of risk. Even in cases where the notes are called before maturity, you are not entitled to any fees and commissions described on the front cover of this pricing supplement.
●YOU WILL NOT RECEIVE DIVIDENDS ON THE REFERENCE STOCK OR HAVE ANY RIGHTS WITH RESPECT TO THE
REFERENCE STOCK.
●NO AFFILIATION WITH THE REFERENCE STOCK ISSUER —
We have not independently verified any of the information about the Reference Stock issuer contained in this pricing supplement. You should undertake your own investigation into the Reference Stock and its issuer. We are not responsible for the Reference Stock issuer’s public disclosure of information, whether contained in SEC filings or otherwise.
●THE ANTI-DILUTION PROTECTION FOR THE REFERENCE STOCK IS LIMITED AND MAY BE DISCRETIONARY —
The calculation agent will not make an adjustment in response to all events that could affect the Reference Stock. The calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any diluting or concentrative effect, but the calculation agent is under no obligation to do so or to consider your interests as a holder of the notes in making these determinations.
●THE RISK OF THE CLOSING PRICE OF ONE SHARE OF THE REFERENCE STOCK FALLING BELOW THE INTEREST
BARRIER OR THE TRIGGER VALUE IS GREATER IF THE PRICE OF ONE SHARE OF THE REFERENCE STOCK IS
VOLATILE.
●LACK OF LIQUIDITY—
The notes will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes. You may not be able to sell your notes. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.
●THE FINAL TERMS AND VALUATION OF THE NOTES WILL BE PROVIDED IN THE PRICING SUPPLEMENT —
You should consider your potential investment in the notes based on the minimums for the estimated value of the notes and the Contingent Interest Rate.
●THE TAX DISCLOSURE IS SUBJECT TO CONFIRMATION —
The information set forth under “Tax Treatment” in this pricing supplement remains subject to confirmation by our special tax counsel following the pricing of the notes. If that information cannot be confirmed by our tax counsel, you may be asked to accept revisions to that information in connection with your purchase. Under these circumstances, if you decline to accept revisions to that information, your purchase of the notes will be canceled.
●THE ESTIMATED VALUE OF THE NOTES WILL BE LOWER THAN THE ORIGINAL ISSUE PRICE (PRICE TO PUBLIC) OF
THE NOTES —
The estimated value of the notes is only an estimate determined by reference to several factors. The original issue price of the notes will exceed the estimated value of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. See “The Estimated Value of the Notes” in this pricing supplement.

PS-9| Structured Investments
Auto Callable Contingent Interest Notes Linked to the Common Stock of Walmart Inc.
●THE ESTIMATED VALUE OF THE NOTES DOES NOT REPRESENT FUTURE VALUES OF THE NOTES AND MAY DIFFER
FROM OTHERS’ ESTIMATES —
See “The Estimated Value of the Notes” in this pricing supplement.
●THE ESTIMATED VALUE OF THE NOTES IS DERIVED BY REFERENCE TO AN INTERNAL FUNDING RATE —
The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. See “The Estimated Value of the Notes” in this pricing supplement.
●THE VALUE OF THE NOTES AS PUBLISHED BY JPMS (AND WHICH MAY BE REFLECTED ON CUSTOMER ACCOUNT
STATEMENTS) MAY BE HIGHER THAN THE THEN-CURRENT ESTIMATED VALUE OF THE NOTES FOR A LIMITED
TIME PERIOD —
We generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period. See “Secondary Market Prices of the Notes” in this pricing supplement for additional information relating to this initial period. Accordingly, the estimated value of your notes during this initial period may be lower than the value of the notes as published by JPMS (and which may be shown on your customer account statements).
●SECONDARY MARKET PRICES OF THE NOTES WILL LIKELY BE LOWER THAN THE ORIGINAL ISSUE PRICE OF THE
NOTES —
Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the notes. As a result, the price, if any, at which JPMS will be willing to buy the notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price.
Any sale by you prior to the Maturity Date could result in a substantial loss to you.
●SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS
—
The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the price of one share of the Reference Stock. Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the notes, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes —
Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement.
The Reference Stock
All information contained herein on the Reference Stock and on Walmart Inc. is derived from publicly available sources, without independent verification. According to its publicly available filings with the SEC, Walmart Inc. is engaged in the operations of retail, wholesale and other units, as well as eCommerce. The common stock of Walmart Inc., par value $0.10 per share (Bloomberg ticker: WMT), is registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and is listed on The NASDAQ Stock Market, which we refer to as the relevant exchange for purposes of Walmart Inc. in the accompanying product supplement. Information provided to or filed with the SEC by Walmart Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-06991, and can be accessed through www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete.
Historical Information

PS-10| Structured Investments
Auto Callable Contingent Interest Notes Linked to the Common Stock of Walmart Inc.
The following graph sets forth the historical performance of the Reference Stock based on the weekly historical closing prices of one share of the Reference Stock from December 12, 2025 through February 6, 2026. The closing price of one share of the
Reference Stock on February 9, 2026 was $129.02. We obtained the closing prices of one share of the Reference Stock above and below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices above and below may have been adjusted by Bloomberg for corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.
The historical closing prices of one share of the Reference Stock should not be taken as an indication of future performance, and no assurance can be given as to the closing price of one share of the Reference Stock on the Pricing Date, any Interest Review
Date or any Autocall Review Date. There can be no assurance that the performance of the Reference Stock will result in the return of any of your principal amount or the payment of any interest.
Historical Performance of Walmart Inc.
Source: Bloomberg
Tax Treatment
You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4-I. In determining our reporting responsibilities we intend to treat (i) the notes for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any Contingent Interest Payments as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders —
Notes Treated as Prepaid Forward Contracts with Associated Contingent Coupons” in the accompanying product supplement.
We expect to ask our special tax counsel to advise us that this is a reasonable treatment, although there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the notes could be materially affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the notes, possibly with retroactive effect. The discussions above and in the accompanying product supplement do not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by the notice described above.
Non-U.S. Holders — Tax Considerations. The U.S. federal income tax treatment of Contingent Interest Payments is uncertain, and although we believe it is reasonable to take a position that Contingent Interest Payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), it is expected that withholding agents will (and we, if we are the withholding agent, intend to) withhold on any Contingent Interest Payment paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the notes must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the notes, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

PS-11| Structured Investments
Auto Callable Contingent Interest Notes Linked to the Common Stock of Walmart Inc.
Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30%
withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m)
instruments issued prior to January 1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-
source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, we expect that Section 871(m) will not apply to the notes with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the notes.
You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.
In the event of any withholding on the notes, we will not be required to pay any additional amounts with respect to amounts so withheld.
The Estimated Value of the Notes
The estimated value of the notes set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The estimated value of the notes does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists)
at any time. The internal funding rate used in the determination of the estimated value of the notes may differ from the market-
implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. For additional information, see “Selected Risk Considerations — The Estimated Value of the
Notes Is Derived by Reference to an Internal Funding Rate” in this pricing supplement.
The value of the derivative or derivatives underlying the economic terms of the notes is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the notes is determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time.
The estimated value of the notes does not represent future values of the notes and may differ from others’ estimates. Different pricing models and assumptions could provide valuations for the notes that are greater than or less than the estimated value of the notes. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the notes could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy notes from you in secondary market transactions.
The estimated value of the notes will be lower than the original issue price of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes.
Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the notes may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Selected Risk Considerations — The Estimated Value of the Notes Will Be Lower Than
the Original Issue Price (Price to Public) of the Notes” in this pricing supplement.

PS-12| Structured Investments
Auto Callable Contingent Interest Notes Linked to the Common Stock of Walmart Inc.
Secondary Market Prices of the Notes
For information about factors that will impact any secondary market prices of the notes, see “Risk Factors — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. This initial predetermined time period is intended to be the shorter of six months and one-half of the stated term of the notes. The length of any such initial period reflects the structure of the notes, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the notes and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations — The Value of the Notes as Published by JPMS (and Which
May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Notes for a
Limited Time Period” in this pricing supplement.
Supplemental Use of Proceeds
The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes. See “How the Notes Work” and “Hypothetical Payout Examples” in this pricing supplement for an illustration of the risk-return profile of the notes and “The Reference Stock” in this pricing supplement for a description of the market exposure provided by the notes.
The original issue price of the notes is equal to the estimated value of the notes plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, plus the estimated cost of hedging our obligations under the notes.
Additional Terms Specific to the Notes
You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance. In the event of any changes to the terms of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes, in which case we may reject your offer to purchase.
You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these notes are a part, the accompanying prospectus addendum and the more detailed information contained in the accompanying product supplement. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.
You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
●Product supplement no. 4-I dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf
●Prospectus supplement and prospectus, each dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf
●Prospectus addendum dated June 3, 2024:
http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm
Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.